EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core Manufacturing operations and our Financial Services operations on an after-tax equity basis. Our Manufacturing operations, for this purpose, include our North America Truck segment, North America Parts segment, Global Operations segment, and Corporate items. The Manufacturing operations financial information represents non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our Financial Services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our Manufacturing operations have debt outstanding with our Financial Services operations (“intercompany debt”). In the condensed statements of assets, liabilities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the net cash provided by operating activities in the condensed statements of cash activity.
Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended April 30, 2014
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,708	$—	$—	$2,708
Finance revenues	—	57	(19)	38
Sales and revenues, net	2,708	57	(19)	2,746
Costs of products sold	2,468	—	—	2,468
Restructuring charges	7	1	—	8
Asset impairment charges	150	1	—	151
Selling, general and administrative expenses	216	22	(1)	237
Engineering and product development costs	83	—	—	83
Interest expense	57	17	—	74
Other expense (income), net	19	(9)	(18)	(8)
Total costs and expenses	3,000	32	(19)	3,013
Equity in income of non-consolidated affiliates	3	—	—	3
Income (loss) before equity income from financial services operations and income taxes	(289)	25	—	(264)
Equity income from financial services operations	16	—	(16)	—
Income (loss) from continuing operations before income taxes	(273)	25	(16)	(264)
Income tax expense	(14)	(9)	—	(23)
Income (loss) from continuing operations	(287)	16	(16)	(287)
Income from discontinued operations, net of tax	1	—	—	1
Net income (loss)	(286)	16	(16)	(286)
Less: Income attributable to non-controlling interests	11	—	—	11
Net income (loss) attributable to Navistar International Corporation	$(297)	$16	$(16)	$(297)

	For the Six Months Ended April 30, 2014
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$4,877	$—	$—	$4,877
Finance revenues	—	112	(35)	77
Sales and revenues, net	4,877	112	(35)	4,954
Costs of products sold	4,482	—	—	4,482
Restructuring charges	10	1	—	11
Asset impairment charges	168	1	—	169
Selling, general and administrative expenses	432	46	(2)	476
Engineering and product development costs	173	—	—	173
Interest expense	122	34	—	156
Other expense (income), net	56	(17)	(33)	6
Total costs and expenses	5,443	65	(35)	5,473
Equity in income of non-consolidated affiliates	3	—	—	3
Income (loss) before equity income from financial services operations and income taxes	(563)	47	—	(516)
Equity income from financial services operations	30	—	(30)	—
Income (loss) from continuing operations before income taxes	(533)	47	(30)	(516)
Income tax benefit (expense)	6	(17)	—	(11)
Income (loss) from continuing operations	(527)	30	(30)	(527)
Income from discontinued operations, net of tax	2	—	—	2
Net income (loss)	(525)	30	(30)	(525)
Less: Income attributable to non-controlling interests	20	—	—	20
Net income (loss) attributable to Navistar International Corporation	$(545)	$30	$(30)	$(545)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended April 30, 2013
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,487	$—	$—	$2,487
Finance revenues	—	58	(19)	39
Sales and revenues, net	2,487	58	(19)	2,526
Costs of products sold	2,363	—	—	2,363
Restructuring charges	4	2	—	6
Selling, general and administrative expenses	290	23	(1)	312
Engineering and product development costs	100	—	—	100
Interest expense	73	17	—	90
Other expense (income), net	2	(3)	(18)	(19)
Total costs and expenses	2,832	39	(19)	2,852
Equity in income of non-consolidated affiliates	4	—	—	4
Income (loss) before equity income from financial services operations and income taxes	(341)	19	—	(322)
Equity income from financial services operations	12	—	(12)	—
Income (loss) from continuing operations before income taxes	(329)	19	(12)	(322)
Income tax expense	(15)	(7)	—	(22)
Income (loss) from continuing operations	(344)	12	(12)	(344)
Loss from discontinued operations, net of tax	(21)	—	—	(21)
Net income (loss)	(365)	12	(12)	(365)
Less: Income attributable to non-controlling interests	9	—	—	9
Net income (loss) attributable to Navistar International Corporation	$(374)	$12	$(12)	$(374)

	For the Six Months Ended April 30, 2013
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$5,085	$—	$—	$5,085
Finance revenues	—	117	(39)	78
Sales and revenues, net	5,085	117	(39)	5,163
Costs of products sold	4,649	—	—	4,649
Restructuring charges	5	3	—	8
Selling, general and administrative expenses	556	43	(2)	597
Engineering and product development costs	211	—	—	211
Interest expense	130	35	(1)	164
Other income, net	(16)	(5)	(36)	(57)
Total costs and expenses	5,535	76	(39)	5,572
Equity in income of non-consolidated affiliates	3	—	—	3
Income (loss) before equity income from financial services operations and income taxes	(447)	41	—	(406)
Equity income from financial services operations	26	—	(26)	—
Income (loss) from continuing operations before income taxes	(421)	41	(26)	(406)
Income tax expense	(22)	(15)	—	(37)
Income (loss) from continuing operations	(443)	26	(26)	(443)
Loss from discontinued operations, net of tax	(30)	—	—	(30)
Net income (loss)	(473)	26	(26)	(473)
Less: Income attributable to non-controlling interests	24	—	—	24
Net income (loss) attributable to Navistar International Corporation	$(497)	$26	$(26)	$(497)

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of April 30, 2014
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$563	$31	$—	$594
Marketable securities	497	37	—	534
Restricted cash	22	90	—	112
Finance and other receivables, net	658	2,360	(336)	2,682
Inventories	1,370	14	—	1,384
Goodwill	38	—	—	38
Property and equipment, net	1,448	245	—	1,693
Investments in and advances to financial services operations	713	—	(713)	—
Investments in non-consolidated affiliates	69	—	—	69
Deferred taxes, net	166	26	—	192
Other assets	402	27	—	429
Total assets	$5,946	$2,830	$(1,049)	$7,727
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,867	$38	$(336)	$1,569
Debt	3,170	1,930	—	5,100
Postretirement benefits liabilities	2,538	36	—	2,574
Other liabilities	2,443	113	—	2,556
Total liabilities	10,018	2,117	(336)	11,799
Redeemable equity securities	2	—	—	2
Stockholders' equity attributable to non-controlling interest	34	—	—	34
Stockholders' equity (deficit) attributable to controlling interest	(4,108)	713	(713)	(4,108)
Total liabilities and stockholders' equity (deficit)	$5,946	$2,830	$(1,049)	$7,727

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2013
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$727	$28	$—	$755
Marketable securities	796	34	—	830
Restricted cash	26	65	—	91
Finance and other receivables, net	767	2,284	(350)	2,701
Inventories	1,194	16	—	1,210
Goodwill	184	—	—	184
Property and equipment, net	1,521	220	—	1,741
Investments in and advances to financial services operations	686	—	(686)	—
Investments in non-consolidated affiliates	77	—	—	77
Deferred taxes, net	204	27	—	231
Other assets	464	31	—	495
Total assets	$6,646	$2,705	$(1,036)	$8,315
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,824	$28	$(350)	$1,502
Debt	3,219	1,866	—	5,085
Postretirement benefits liabilities	2,614	38	—	2,652
Other liabilities	2,590	87	—	2,677
Total liabilities	10,247	2,019	(350)	11,916
Redeemable equity securities	4	—	—	4
Stockholders' equity attributable to non-controlling interest	44	—	—	44
Stockholders' equity (deficit) attributable to controlling interest	(3,649)	686	(686)	(3,649)
Total liabilities and stockholders' equity (deficit)	$6,646	$2,705	$(1,036)	$8,315

Condensed Statements of Cash Activity
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Six Months Ended April 30, 2014
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(525)	$30	$(30)	$(525)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	122	—	—	122
Depreciation of equipment leased to others	42	21	—	63
Amortization of debt issuance costs and discount	21	6	—	27
Deferred income taxes	(2)	—	—	(2)
Asset Impairment	168	1	—	169
Equity in income of financial services affiliates	(30)	—	30	—
Dividends from non-consolidated affiliates	9	—	—	9
Change in intercompany receivables and payables	(15)	15	—	—
Other, net	(131)	(58)	—	(189)
Net cash provided by (used in) operating activities	(341)	15	—	(326)
Cash flows from investing activities
Purchases of marketable securities	(785)	(3)	—	(788)
Sales of marketable securities	902	—	—	902
Maturities of marketable securities	182	—	—	182
Net change in restricted cash and cash equivalents	4	(25)	—	(21)
Capital expenditures	(49)	(1)	—	(50)
Purchase of equipment leased to others	(45)	(63)	—	(108)
Other investing activities	15	10	—	25
Net cash provided by (used in) investing activities	224	(82)	—	142
Net cash provided by (used in) financing activities	(36)	69	—	33
Effect of exchange rate changes on cash and cash equivalents	(11)	1	—	(10)
Increase (decrease) in cash and cash equivalents	(164)	3	—	(161)
Cash and cash equivalents at beginning of the period	727	28	—	755
Cash and cash equivalents at end of the period	$563	$31	$—	$594

Condensed Statements of Cash Activity
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Six Months Ended April 30, 2013
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(473)	$26	$(26)	$(473)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	163	1	—	164
Depreciation of equipment leased to others	60	18	—	78
Amortization of debt issuance costs and discount	25	6	—	31
Deferred income taxes	20	—	—	20
Asset Impairment	8	—	—	8
Gain on sales of investments and businesses, net	(13)	—	—	(13)
Equity in loss of non-consolidated affiliates	(2)	—	—	(2)
Equity in income of financial services affiliates	(26)	—	26	—
Dividends from non-consolidated affiliates	10	—	—	10
Change in intercompany receivables and payables	(27)	27	—	—
Other, net	18	116	—	134
Net cash provided by (used in) operating activities	(237)	194	—	(43)
Cash flows from investing activities
Purchases of marketable securities	(746)	(13)	—	(759)
Sales of marketable securities	358	—	—	358
Maturities of marketable securities	134	—	—	134
Net change in restricted cash and cash equivalents	(1)	45	—	44
Capital expenditures	(106)	(1)	—	(107)
Purchase of equipment leased to others	(242)	(53)	—	(295)
Other investing activities	47	2	—	49
Net cash used in investing activities	(556)	(20)	—	(576)
Net cash provided by (used in) financing activities	205	(163)	—	42
Effect of exchange rate changes on cash and cash equivalents	(6)	1	—	(5)
Increase (decrease) in cash and cash equivalents	(594)	12	—	(582)
Cash and cash equivalents at beginning of the period	1,059	28	—	1,087
Cash and cash equivalents at end of the period	$465	$40	$—	$505